     As filed with the Securities and Exchange Commission on March 1, 2005

                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                            WHITEHALL JEWELLERS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     36-1433610
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

        155 N. WACKER DRIVE
          CHICAGO, ILLINOIS                                60606
(Address of Principal Executive Offices)                 (Zip Code)

       WHITEHALL JEWELLERS, INC. 1997 LONG-TERM INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                               JOHN R. DESJARDINS
   EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                            WHITEHALL JEWELLERS, INC.
                               155 N. WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 782-6800
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                          ----------------------------


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------

 Title of Securities to be     Amount to be          Proposed Maximum            Proposed Maximum         Amount of
        Registered              Registered       Offering Price Per Share    Aggregate Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par     400,000 shares (1)             (2)                   $2,966,914.40 (2)            $350
value

-----------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase      400,000 rights               (3)                         (3)                     (3)
Rights
-----------------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the Whitehall Jewellers, Inc. 1997 Long Term Incentive Plan, as amended, relating to adjustments for changes resulting from a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution other than a regular cash dividend.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rules 457(c) and 457(h), based upon (i) as to options to purchase 106,480 shares of Common Stock, a weighted average purchase price of $8.54 per share and (ii) as to 293,520 shares of Common Stock relating to shares available for grant, the average of the high and low prices of the Common Stock of the Company reported in the New York Stock Exchange Composite Quotation System on February 22, 2005, which was $7.01.

(3) Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered under this Registration Statement. The value attributed to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Whitehall Jewellers, Inc. (the "Registrant") are incorporated herein by reference:

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2004;

                  (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2004, July 31, 2004 and October 31, 2004;

                  (c) all other reports filed by the Registrant pursuant to
Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 31, 2004; and

                  (d) the description of the Common Stock, par value $.001 per share, and preferred stock purchase rights of the Registrant, each of which is contained in the Registration Statement on Form 8-A, filed by the Registrant on January 12, 2000, under the Exchange Act.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.
           --------------------------

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
           --------------------------------------

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
           -----------------------------------------

                  The Registrant's Second Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of the Registrant's officers and directors to the fullest extent permitted by applicable law.
Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

                  In accordance with the DGCL, the Registrant's Second Restated Certificate of Incorporation contains a provision to limit the personal liability of the Registrant's directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except to the extent provided by the DGCL (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

                  In addition, the Registrant maintains insurance policies which provide coverage for its officers and directors in certain situations where the Registrant cannot directly indemnify such officers or directors.

ITEM 7.    EXEMPTIONS FROM REGISTRATION CLAIMED.
           ------------------------------------

         Not applicable.

ITEM 8.    EXHIBITS.
           --------

                  Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Commission, as indicated. All other documents listed are filed with this Registration Statement.

                EXHIBIT NUMBER                                          DESCRIPTION OF EXHIBIT
                --------------                                          -----------------------
                     4.1*               Second Restated Certificate of Incorporation of the Registrant (Incorporated by
                                        reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the
                                        period ended April 30, 2002, file No. 0-028176)

                     4.2*               Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit
                                        3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended January
                                        31, 1999, file No. 0-028176)

                     4.3*               Amended and Restated Stockholders Rights Plan dated as of April 28, 1999 between the
                                        Registrant and LaSalle Bank National Association, as current Rights Agent
                                        (Incorporated by reference to Exhibit 3 of the Registrant's Registration Statement as
                                        amended on Form 8-A and filed with the Commission on January 12, 2000, file No.
                                        0-028176)

                     4.4*               Whitehall Jewellers, Inc. 1997 Long-Term Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the
                                        period ended April 30, 2002, file No. 0-028176)

                      5.1               Opinion of Sidley Austin Brown & Wood LLP

                     23.1               Consent of PricewaterhouseCoopers LLP

                     23.2               Consent of Sidley Austin Brown & Wood LLP (contained in the opinion filed as Exhibit
                                        5.1 to this Registration Statement)

                     24.1               Powers of Attorney (contained on the signature page to this Registration Statement)

ITEM 9.    UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois on this 1st day of March, 2005.

                           WHITEHALL JEWELLERS, INC.


                           By:   /s/ John R. Desjardins
                              --------------------------------
                                Name:  John R. Desjardins
                                Title: Executive Vice President, Chief Financial
                                       Officer, Treasurer and Secretary

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Hugh M. Patinkin and John R. Desjardins, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                  TITLE(s)                        DATE SIGNED
             ---------                                  -------                         -----------
/s/ Hugh M. Patinkin                           Chairman, Chief Executive               March 1, 2005
-------------------------------                Officer and Director
Hugh M. Patinkin                               (Principal Executive Officer)


   /s/ John R. Desjardins                      Executive Vice President,               March 1, 2005
-------------------------------                Chief Financial Officer,
John R. Desjardins                             Treasurer and Secretary
                                               (Principal Financial and
                                               Accounting Officer)


/s/ Richard K. Berkowitz                       Director                                March 1, 2005
-------------------------------
Richard K. Berkowitz

/s/ Daniel H. Levy                             Director                                March 1, 2005
-------------------------------
Daniel H. Levy

/s/ Norman J. Patinkin                         Director                                March 1, 2005
-------------------------------
Norman J. Patinkin

/s/ Sanford Shkolnik                           Director                                March 1, 2005
-------------------------------
Sanford Shkolnik


                                  EXHIBIT INDEX

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Commission, as indicated. All other documents listed are filed with this Registration Statement.

                EXHIBIT NUMBER                                          DESCRIPTION OF EXHIBIT
                --------------                                          ----------------------
                     4.1*               Second Restated Certificate of Incorporation of the Registrant (Incorporated by
                                        reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the
                                        period ended April 30, 2002, file No. 0-028176)

                     4.2*               Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit
                                        3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended January
                                        31, 1999, file No. 0-028176)

                     4.3*               Amended and Restated Stockholders Rights Plan dated as of April 28, 1999 between the
                                        Registrant and LaSalle Bank National Association, as current Rights Agent
                                        (Incorporated by reference to Exhibit 3 of the Registrant's Registration Statement as
                                        amended on Form 8-A and filed with the Commission on January 12, 2000, file No.
                                        0-028176)

                     4.4*               Whitehall Jewellers, Inc. 1997 Long-Term Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the
                                        period ended April 30, 2002, file No. 0-028176)

                      5.1               Opinion of Sidley Austin Brown & Wood LLP

                     23.1               Consent of PricewaterhouseCoopers LLP

                     23.2               Consent of Sidley Austin Brown & Wood LLP (contained in the opinion filed as Exhibit
                                        5.1 to this Registration Statement)

                     24.1               Powers of Attorney (contained on the signature page to this Registration Statement)